Exhibit 10.5

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”), dated as of March 13, 2024, is being executed and delivered by the undersigned (the “Subject Party”) in favor of and for the benefit of PSQ Holdings, Inc., a Delaware corporation, (the “Buyer”), Credova Holdings, Inc., a Delaware corporation (the “Company”), and each of the Buyer’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect subsidiaries (collectively with the Buyer and the Company, the “Covered Parties” and each a “Covered Party”), to automatically take effect as of the date of consummation of the Merger, as defined below (the “Effective Date”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on March 13, 2024, (i) the Buyer, (ii) Cello Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”), (iii) the Sellers (as defined in the Merger Agreement), (iv) Samuel L. Paul, in the capacity as the Seller Representative pursuant to the terms of the Merger Agreement and (v) the Company entered into that certain Agreement and Plan of Merger (as amended in accordance with the terms there of, the “Merger Agreement”), pursuant to which the Buyer will acquire the Company through the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”) and becoming a wholly owned subsidiary of the Buyer, as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive Consideration Shares, subject to the terms and conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, the Company (and after the Closing, the Buyer), directly and indirectly through its subsidiaries, has developed and maintains a proprietary financial platform and related application programming interfaces through which one or more of its subsidiaries, other financial institutions authorized by the Company, and merchants can dynamically offer certain financing products, including but not limited to closed-end installment loans, retail installment sales contracts, and closed-end consumer leases (the “Business”);

WHEREAS, in connection with, and as a condition to consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable the Buyer to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its subsidiaries, the Buyer has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Buyer to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party is a stockholder or Key Employee of the Company, has contributed to the value of the Company and its subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the Business of the Company and its subsidiaries (and after the Closing, the Buyer).

NOW, THEREFORE, in order to induce the Buyer to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1.	Restriction on Competition.

(a)	Restriction. The Subject Party hereby agrees that during the period from the Closing until the two (2) year anniversary of the Closing Date (the “Restricted Period”) the Subject Party will not, directly or indirectly, without the prior written consent of the Buyer (which may be withheld in its sole discretion), anywhere in the United States (the “Territory”), directly or indirectly engage or participate in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party shall not be prohibited from: (i) directly or indirectly, owning solely as a passive investment not in excess of two percent (2%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national exchange or quoted on the Nasdaq or New York Stock Exchange, regardless of whether or not such corporation is a Competitor; (ii) owning a passive equity interest in a diversified private or public debt or equity investment fund (including without limitation hedge and mutual funds) in which the Subject Party does not have the ability to control or exercise any managerial influence over such fund; (iii) working for or becoming employed or engaged by a venture capital, private equity, or debt fund that owns equity interests in a Competitor so long as the Subject Party does not serve as an officer, director, employee, advisor, or consultant, or provide any services to any such Competitor; (iv) being employed by any government agency, college, university or other non-profit research organization or performing speaking engagements and receiving honoraria in connection with such engagements, or (v) any activity consented to in writing by the Covered Parties; provided that in all such instances, the Subject Party continues to abide by all confidentiality obligations in favor of the Covered Parties and their Affiliates under all agreements containing such confidentiality obligations (“Permitted Ownership”).

(b)	Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of the trade secrets and confidential information of the Company and its subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Buyer and the Company to consummate the Transactions and to realize the goodwill of the Company and its subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that the Buyer and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the expectations of the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its subsidiaries and reduce the value of the assets of the Company and its subsidiaries and could cause serious and irreparable injury if the Subject Party and/or its Affiliates were to use its ability and knowledge by engaging in the Business, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.	No Solicitation.

(a)	No Solicitation of Covered Personnel. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, without the prior written consent of the Buyer (which may, other than as contemplated by the following Section 2(a)(i), be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as any Covered Personnel (as defined below), provided that with respect to this Section 2(a)(i), the Buyer’s consent shall not be unreasonably withheld; or (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicit an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Company, as of the Closing Date or during the one year period preceding the Closing Date. The terms “consultant” and “independent contractor” do not include Persons who are actively providing services in their field to other companies, such as accounting or law firms.

(b)	Non-Solicitation of Covered Customers. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, directly or indirectly, without the prior written consent of the Buyer (which may be withheld in its sole discretion), individually or on behalf of any other Person or entity (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party; (ii) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person or entity who is or was an actual customer, contractor or client of the Company, as of the Closing Date or during the six-month period immediately preceding the Closing Date.

(c)	Non-Disparagement. The Subject Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Subject Party and its Affiliates will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or its Affiliate in good faith.

2.	Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Affiliates and Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Company) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Buyer (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of the Company or its Affiliates , including material and information that concerns or relates to the Company’s and its Affiliates’ technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by the Company or its Affiliates through their respective Representatives, or provided to the Company or its Affiliates by their respective suppliers, service providers or customers; and (b) intended to be kept and maintained by the Company, its Affiliates or their respective Representatives, suppliers, service providers or customers in confidence. Covered Party Information also includes information disclosed to the Company or its Affiliates by a third party to the extent that it is known to the Subject Party that a Covered Party has an obligation of confidentiality in connection therewith. “Covered Party Information” also includes all information relating to the Merger, including all strategies, negotiations, discussions, terms, conditions, and other information relating to this Agreement, the Merger Agreement and each other document and agreement delivered in connection herewith and therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives shall use commercially reasonable efforts to disclose only such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Notwithstanding anything in this Agreement, the Merger Agreement or any Ancillary Document to the contrary, the Subject Party may disclose (1) general transaction information to existing or potential partners or investors or similar parties in connection with informational or reporting activities of the kind customarily required in the course of their business, including the material terms of the Merger Agreement or any Ancillary Document and information regarding the Company and its Affiliates’ business so long as such disclosure has a valid business purpose, is nonpublic, and is effected in a manner consistent with customary practice (including with respect to confidentiality); (2) information in connection with enforcing a Subject Party’s rights in good faith under the Merger Agreement, any Ancillary Document or any applicable Law; or (3) information to its attorneys, accountants, advisors and agents on a confidential basis.

3.	Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Effective Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

4.	Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

5.	Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period.

6.	Miscellaneous.

(a)	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Buyer at or prior to the Closing, to:

PSQ Holdings, Inc.
315 S. Coast Hwy 101 STE. U44
Encinitas, CA, 92024
Attn: Michael Seifert
Email:

With a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborugh LLP
101 Constitution Avenue, NW Suite 900
Washington, D.C. 20001
Attn: Jonathan Talcott, Esq.
Email: jon.talcott@nelsonmullins.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Meredith Laitner, Esq.
email: mlaitner@egsllp.com

If to the Company, to:

Credova Holdings, Inc.
515 W. Aspen St., Suite 200C
Bozeman, MT 59715
Attn: Dusty Wunderlich
Email: dwunderlich@credova.com

With a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103
Attn: Richard Scheff
Email: Richard.scheff@faegredrinker.com

If to the Subject Party, to:

The most recent address reflected on the Company’s personnel records.

(b)	Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(c)	Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(d)	Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party and the Buyer (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)	Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7 (f).

(g)	Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party so long as such Person assumes in writing the obligations of its transferor under this Agreement. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h)	Interpretation. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (v) the term “or” means “and/or”; (vi) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (vii) references to “Affiliates” are limited in this Agreement to such Affiliates as to which the Subject Party can reasonably exercise control.

(i)	Mutual Drafting. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any, exhibits and schedules attached hereto) and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement and (d) neither the drafting history nor the negotiating history of this Agreement may be used or referred to in connection with the construction or interpretation thereof.

(j)	Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k)	Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above, to take effect as of the Effective Date.

Subject Party (for entities):

[__________________________]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Subject Party (for individuals):

Name:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above, to take effect as of the Effective Date:

Buyer:

PSQ Holdings, Inc.

By:
Name:
Title:

Company:

Credova Holdings, Inc.

By:
Name:
Title:

[Signature Page to Non-Competition and Non-Solicitation Agreement]